EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Leland F. Bunch, III, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Morgan Stanley Bank of America Merrill Lynch Trust 2025-C35 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Argentic Services Company LP, as Special Servicer, Computershare Trust Company, National Association, as Trustee and Certificate Administrator, Computershare Trust Company, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the MIC Parking Portfolio Mortgage Loan, Argentic Services Company LP, as Special Servicer for the MIC Parking Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the MIC Parking Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the MIC Parking Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the MIC Parking Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Greene Town Center Mortgage Loan, Argentic Services Company LP, as Special Servicer for the Greene Town Center Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Greene Town Center Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Greene Town Center Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Greene Town Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Discovery Business Center Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Discovery Business Center Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Discovery Business Center Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Discovery Business Center Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Discovery Business Center Mortgage Loan, KeyBank National Association, as Primary Servicer for the BioMed MIT Portfolio Mortgage Loan, KeyBank National Association, as Special Servicer for the BioMed MIT Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the BioMed MIT Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the BioMed MIT Portfolio Mortgage Loan, Trimont LLC, as Primary Servicer for the 32 Old Slip - Leased Fee Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the 32 Old Slip - Leased Fee Mortgage Loan, Citibank, N.A., as Trustee and Custodian for the 32 Old Slip - Leased Fee Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 32 Old Slip - Leased Fee Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 32 Old Slip - Leased Fee Mortgage Loan, Trimont LLC, as Primary Servicer for the Washington Square Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Washington Square Mortgage Loan, Citibank, N.A., as Trustee and  Custodian for the Washington Square Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Washington Square Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Washington Square Mortgage Loan, Trimont LLC, as Primary Servicer for the Ansonia Commercial Condominium Mortgage Loan, K-Star Asset Management LLC, as Special Servicer for the Ansonia Commercial Condominium Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Ansonia Commercial Condominium Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Ansonia Commercial Condominium Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Ansonia Commercial Condominium Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Ansonia Commercial Condominium Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Marriott World Headquarters Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Marriott World Headquarters Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Marriott World Headquarters Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Marriott World Headquarters Mortgage Loan, and BellOak, LLC, as Operating Advisor for the Marriott World Headquarters Mortgage Loan.

Dated: March 23, 2026

/s/ Leland F. Bunch, III

Leland F. Bunch, III

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)